EXHIBIT 21
                                 SUBSIDIARIES OF

                            COMVERSE TECHNOLOGY, INC.

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                                                                     JURISDICTION OF
SUBSIDIARY                                                            INCORPORATION
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
Amarex Technology, Inc.                                                 Delaware
Boston Technology Australia/New Zealand, Inc.                           Delaware
Boston Technology Europe, Inc.                                          Delaware
Boston Technology Foreign Sales Corp.                                   Barbados
Boston Technology India, Inc.                                           Delaware
Boston Technology International, Inc.                                   Delaware
Boston Technology Investments, Inc.                                     Delaware
Boston Technology Japan, Inc.                                           Delaware
Boston Technology Mexico, Inc.                                          Delaware
Comverse Network Systems, Pac Rim, Inc.                                 Delaware
Boston Technology Securities, Inc.                                      Delaware
Comverse Australasia Pty. Ltd.                                          Australia
Comverse do Brasil Ltd.                                                 Brazil
Comverse Gmbh                                                           Germany
Comverse Grund besitz GmbH                                              Germany
Comverse Holdings, Inc.                                                 Delaware
Comverse Information Systems Ltd                                        Israel
Comverse Infosys B.V.                                                   Netherlands
Comverse Infosys Canada, Inc.                                           Canada
Comverse Infosys, Inc.                                                  Delaware
Comverse Infosys Ltd.                                                   Israel
Comverse Infosys SAS                                                    France
Comverse Infosys Technology, Inc.                                       Delaware
Comverse Infosys UK Ltd.                                                U.K.
Comverse Investments Limited                                            Israel
Comverse Managed Services, Inc.                                         Delaware
Comverse Media Inc.                                                     Delaware
Comverse Media Ltd.                                                     Israel
Comverse Network Systems Austria GmbH                                   Austria
Comverse Network Systems Belgium SA                                     Belgium
Comverse Network Systems Benelux B.V.                                   Netherlands
Comverse Network Systems Europe B.V.                                    Netherlands
Comverse Network Systems Hong Kong Ltd.                                 Hong Kong
Comverse Network Systems Poland S.P.Z.O.O.                              Poland
Comverse Network Systems Sistemleri Sirketi Ltd.                        Turkey
Comverse Network Systems Spain SL                                       Spain
Comverse Network Systems, Inc.                                          Delaware
Comverse Network Systems India Pvt. Ltd.                                India
Comverse Network Systems International Inc., S.A. de C.V.               Mexico
Comverse Network Systems Japan Ltd.                                     Japan
Comverse Network Systems Ltd.                                           Israel


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                                                                        JURISDICTION OF
SUBSIDIARY                                                               INCORPORATION
----------                                                               -------------

Comverse Network Systems OY                                             Finland
Comverse Network Systems S.A.S.                                         France
Comverse Network Systems Servicios Mexico S.C.                          Mexico
Comverse Network Systems South Africa                                   South Africa
Comverse Network Systems Switzerland                                    Switzerland
Comverse Network Systems UK Ltd.                                        U.K.
Comverse Patent Holding, Inc.                                           Delaware
Comverse Technology GmbH                                                Germany
Comverse Technology Italy Srl.                                          Italy
Comverse Technology Singapore Pte Ltd.                                  Singapore
CTI Capital Corporation                                                 Delaware
CTI Venture Corp.                                                       Delaware
Exalink Ltd.                                                            Israel
Gaya Software Industries Ltd.                                           Israel
Loronix Information Systems, Inc.                                       Nevada
Loronix Information Systems, Ltd.                                       U.K.
Music4me Ltd. (owned 90% by Comverse Infosys)                           Israel
Netology Ltd.                                                           Israel
Syborg Informationsysteme GmbH                                          Germany
Startel Corporation                                                     California
Ulticom Europe SAS                                                      France
Ulticom, Inc. (owned 75% by Comverse Technology, Inc.)                  New Jersey
Voice Mail One                                                          Delaware

Comsor Investment Fund LDC
    (owned 50% by CTI Capital)                                          Cayman Islands
Comsor Venture Fund LDC
    (owned 50% by CTI Capital)                                          Cayman Islands
Pacific Links Technologies Pte Ltd
    (owned 50% by Comverse Infosys)                                     Singapore


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